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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 33-65330 of Boca Research, Inc. on Form S-8 and in Registration Statement No. 33-80043 of Boca Research, Inc. on Form S-8 of our report dated March 3, 1997, appearing in this Annual Report on Form 10-K of Boca Research, Inc. for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP
Certified Public Accountants

Fort Lauderdale, Florida
March 28, 1997